Exhibit 99

BUTLER NATIONAL TO PRESENT AT RODMAN & RENSHAW GLOBAL INVESTMENT CONFERENCE

OLATHE, Kan., August 23, 2012 /PRNewswire/ -- Butler National Corporation (OTC QB: BUKS), today announced that Craig Stewart, President of Aerospace, will present at the Rodman & Renshaw Global Investment Conference on September 10 at 2pm EDT. The conference is the annual gathering of small-cap companies, institutional investors, industry executives, private equity firms and sophisticated individual investors. The Global Investment Conference runs from September 9-11, 2012 at the Waldforf-Astoria hotel in New York.

Our Business: Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information: The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy & Investment Group	Ph (914) 479-9060
Lou Albert Rodriguez lou.albert@reigninvestment.com

www.reigninvestment.com

Jim Drewitz, Public Relations	Ph (830) 669-2466
jim@jdcreativeoptions.com

Investors and shareholders are invited to send their email to jim@jdcreativeoptions.com to be added to the Company's email database for future news releases.
THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.